MASTER SECURITY AGREEMENT

         This Master Security Agreement is executed this ___ day of _____________, 1999, by ONE WORLD ONLINE.COM, INC., a Nevada corporation (the "Corporation" or "Debtor"), in favor of the Holders of the Corporation's 10% Secured Convertible Promissory Notes ("Holders") and their "Agent," as defined below, with respect to the following.

                                    RECITALS

         A. The Corporation has issued its 10% Secured Convertible Promissory Notes (hereinafter the "Notes") to the Holders, which Notes total an aggregate amount of not more than Three Million Dollars (U.S.) ($3,000,000.00 USD).

         B. The Corporation and the Holders desire to provide collateral for the payment of the Notes, and to make provision for collective action by the Holders in the event of default by the Corporation, upon the following terms and conditions.

                              TERMS AND CONDITIONS

         1. Grant of Security Interest. Debtor grants and conveys to Holders, collectively and not individually, a security interest in the following described property, whether now owned or hereafter acquired:

                  A. All accounts, goods, equipment, fixtures, and inventory;

                  B. All money, cash, instruments (including checks and promissory notes), documents of title, chattel paper, and utility and security deposits;

                  C. All deposit accounts and all amounts on deposit with any banks or other financial institutions, and all amounts owed or becoming owed on account of credit card sales and collections, including, without limitation, all amounts due under merchant bankcard or similar agreements; and

                  D. All securities, shares of stock and ownership interests in other business entities, including any affiliates or subsidiaries of the Corporation; and

                  E. All cash and non-cash proceeds and products of the foregoing;

hereinafter collectively referred to as the "Collateral;"

         For the purpose of securing the payment of the Notes, and the payment and performance of all obligations and covenants contained in the Notes, in this Master Security Agreement, or in any other instrument securing the Notes or relating to the obligations of the Corporation thereunder (hereinafter referred to as the "Indebtedness").

         2. Debtor's Covenants.

                  A The Corporation will not dispose of, transfer, or conceal any of the Collateral, excepting only transfers in the ordinary course of business.

                  B. The Corporation will endorse in blank and deliver to Holders' Agent (as defined in Section 5 below), all negotiable instruments and securities, if any, that are or become Collateral under this Agreement. The Corporation will further execute and deliver to Holders' Agent all other documents reasonably required to execute and carry out the intent of the parties.

                  C. The Corporation shall pay when due any and all taxes assessed on the Collateral.

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         3. Holders Agree to be Bound. By their acceptance and receipt of the
Notes, the Holders accept and agree to be bound by the terms of this Security Agreement, which is incorporated by reference into each Debenture. Each Holder's execution of the Subscription Agreement relating to issuance of a Debenture shall, upon issuance of the Debenture, constitute execution of this Security Agreement, and agreement to the terms hereof.

         4. Parity Provisions. For purposes of this Agreement, "Proportionate Share" shall mean the fraction the numerator of which is the dollar amount of the principal and accrued interest owed on a particular Holder's Debenture, and the denominator of which is the dollar amount of the principal and accrued interest on all of the Notes. The Agent may rely upon the Corporation's records in making a determination of the Proportionate Share, unless given written notice by a Holder of a dispute regarding such records. Each Holder agrees that its respective right to realize upon the Collateral now or hereafter pledged under this Security Agreement shall be its Proportionate Share.

         5. Holders' Agent. The Holders shall be represented, for purposes of this Security Agreement, by an Agent (the "Agent"), who may be a natural person or a business entity. The Agent may be, but is not required to be, a Holder of a Debenture. The initial Agent shall be David R. Nemelka.

                  A. Holders have the right, by written consent of the Holders holding a majority in principal amount of the Notes at the time the consent is given or vote taken (excluding any Notes theretofore converted to common stock), to select a new person as Agent. In such event, any new person selected as Agent shall automatically succeed to the prior Agent's status. Holders, or any new Agent, shall promptly give written notice of selection of a new Agent to the Corporation, and the Corporation shall be entitled to deal with the prior Agent as such until such written notice is given.

                  B. The Agent shall have the following powers and duties:

                           (1) To provide to third parties such information as
may be requested of a secured party under the Utah Uniform Commercial Code.

                           (2) As nominee and agent of the Holders, to hold or
take physical possession of, any portion of the Collateral, including any stock certificates or negotiable instruments that may be part of the Collateral.

                           (3) To keep and maintain a list of the Holders, their
respective addresses, the amounts of the Notes issued thereto, and payments made thereon, and the Corporation shall upon request furnish such information to the Agent.

                           (4) To take such other and further actions as may be
reasonably necessary to perfect or continue the perfection of the Holders' security interests as the Agent deems appropriate, including the filing of any continuation statements respecting or amendments to UCC-1 financing statements.

                           (5) To give, on behalf of the Holders, such notices
of default or other notices as may be necessary or appropriate in the judgment of the Agent, and to receive and accept notices on behalf of the Holders.

                           (6) To accept and receive payments or proceeds of
liquidation of Collateral on behalf of the Holders, and to remit to Holders their Proportionate Shares thereof (after deducting any expenses incurred by Agent).

                           (7) To execute, deliver and/or record termination
statements with respect to the Collateral, upon payment in full of the Notes.

                           (8) To execute, deliver and/or record releases or
partial releases of portions of the Collateral in order to facilitate the transfer or sale of such Collateral by the Corporation, but only if (i) such transfer or sale is authorized hereunder or under the Notes; or (ii) the Collateral proposed to be transferred or sold does not constitute, in the

Agent's judgment, a significant portion of the value of the Collateral and the terms of the transfer or sale are, in the Agent's judgment, reasonable.

                           (9) To take such other and further actions as may be
authorized or directed by the Holders, pursuant to Section 6 below or otherwise.

                  C. The Corporation agrees to reimburse the Agent's reasonable expenses incurred in performing Agent's duties hereunder to the extent such expenses or costs are the responsibility of the Corporation under the terms of the Notes, and all such sums shall be secured hereby. The Agent shall be entitled to be reimbursed by the Holders for their respective Proportionate Shares of any reasonable expenses Agent may incur in performing its duties hereunder, to the extent such are not reimbursed by the Corporation.

                  D. The Agent shall have no liability to the Holders for any acts or omissions by it acting in its capacity as Agent under this Security Agreement, so long as it acts in good faith, except that Agent shall be liable for its own gross negligence or willful misconduct.

                  E. The Corporation may rely upon the actions or inactions of the Agent hereunder, provided such reliance is reasonable and in good faith.

                  F. It is understood and agreed that neither the relationship of the Holders to the Agent nor the relationship between the Holders, whether arising under this Security Agreement or otherwise with respect to the Notes, is intended to be or to create, and shall not be construed to be a partnership, joint venture, or other joint enterprise.

         6. Collective Action by Holders. The Holders agree that any action to enforce any provision of the Notes or this Security Agreement, or to otherwise collect amounts owed, or alleged to be owed, by the Corporation on the Notes, or any of them (whether before or after filing of a lawsuit), shall be taken collectively by the Holders as a group as provided in this Section 6 (except to the extent such action may be taken by the Agent on behalf of the Holders, as provided herein). Actions by the Holders as a group shall be authorized by written consent of a majority in principal amount of the Notes at the time the consent is given or vote taken (excluding any Notes theretofore converted to common stock). By such written consent, the Holders may delegate the authority to make specified decisions or to take specified actions on behalf of the group of Holders to the Agent, to a third person, or to a committee or subgroup of the Holders. The Holders shall be bound by actions taken in reasonable and good faith reliance on such delegation of authority.

         7. Default. The Corporation shall be in default hereunder upon the occurrence of any of the following events or conditions:

                  A If the Corporation shall fail to pay any sum when due under one or more of the Notes, or any other event of default occurs with respect to the Indebtedness.

                  B. Failure of the Corporation to comply with or perform any of the terms, covenant, and conditions of this Security Agreement.

                  C. If any levy, attachment, garnishment, lien, execution or other process is issued against or otherwise attaches to the Collateral, whether for taxes or any other debt or claim and whether or not any such attachment or other process is issued before or after entry of judgment.

                  D. If the Corporation ceases conducting business, dissolves, terminates its existence, becomes insolvent, files a voluntary petition for bankruptcy, has filed against it an involuntary petition in bankruptcy that is not dismissed within sixty (60) days of the filing date, or is the subject of an assignment for the benefit of creditors.

                  E. If any representation by the Corporation, them, in connection with this Security Agreement, the Notes, or any other related instrument, whether made before or after execution of this Security Agreement, was false in any material respect when made.

         8. Remedies. Upon default, the Holders shall have the following rights, in addition to any other rights afforded by law:

                  A. The Corporation agrees that notice of any disposition of or use of the Collateral shall be deemed commercially reasonable and to have been given to and received by the Corporation if transmitted by certified mail, return receipt requested, at least fourteen (14) days prior to the proposed disposition or use. The Corporation further agrees that any public sale of the Collateral, or any portion thereof, may be postponed by the Holders (or their agent) for a period of not to exceed seven days, by announcement at the time and place of the sale, without need to re-notice or advertise. Notwithstanding the foregoing, the Holders shall not be required to dispose of the Collateral or any portion thereof by public auction.

                  B. Holders shall be entitled to notify any account debtor, any obligor on an instrument, and any other person in custody or control of any of the Collateral (including all banks and financial institutions holding funds of the Corporation), to make payments on and/or to deliver the Collateral to Holders or their Agent.

         9. Miscellaneous.

                  A. The Corporation shall pay to the Holders or Agent, on demand, any and all expenses, including attorney's fees, incurred or paid by Holders or Agent in protecting or enforcing its rights upon or under the Notes, the Indebtedness, or the Collateral, and such expenses are secured hereunder. If the Corporation shall default in the performance of any of the provisions of this Agreement, Holders or Agent may cure the default for the Corporation's account, and any monies expended in doing so shall be paid on demand, together with interest from the date expended at twelve percent (12%) per annum.

                  B. The Corporation agrees to execute and deliver such financing statements, certificates of title or other evidence of title or ownership, and other instruments as Holders or Agent may reasonably request in order to perfect or protect the security interest granted hereunder. A copy of this Security Agreement may be filed as a financing statement.

                  C. This Security Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Security Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Security Agreement. No supplement, modification or amendment of this Security Agreement shall be binding unless in writing and executed by the Corporation and the Agent.

                  D. The provisions of this Security Agreement shall be binding upon the Corporation, its legal representatives, successors or assigns, and shall be for the benefit of the Holders, the Agent, and their respective successors and assigns.

                  E. The headings of this Security Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

                  F. If any action is brought by either party in respect to its rights under this Security Agreement, or to obtain an interpretation thereof, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

                  G. No waiver of any of the provisions of this Security Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Security Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Security Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Security Agreement.

                  H. This Security Agreement shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Security Agreement may be filed in the Fourth Judicial District Court of Utah County, or the Third Judicial District Court of Salt Lake County, and the parties consent to the exercise of personal over them by said courts.

         10. Notices; Addresses. Any notices required or permitted hereunder shall be in writing and shall be given by personal delivery; by deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or by established express delivery service, freight prepaid. Notices shall be delivered, addressed, or transmitted to the Corporation and to Agent at the following addresses, which may be changed by a notice given to the other party in accordance with this Section. Any notices to the Holders pertaining to the security interest granted hereunder shall be deemed given if directed to the Agent in accordance with this Section. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail, or the date of actual receipt, if the notice is sent by express delivery service.

                  The Corporation's address is:

                  One World Online.com, Inc.
                  Attn. Chief Executive Officer
                  4778 North 300 West, Suite 200
                  Provo, Utah 84604
                  Telephone:        801-852-3540
                  Fax:              801-852-3553

                  The Agent's address, and the address from which information respecting this security interest may be requested, is:

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________


                                    "DEBTOR"

                                    ONE WORLD ONLINE.COM, INC.,
                                    a Nevada corporation
                                    Federal Empl. ID No. 87-0411771

                                    By____________________________
                                      ____________________________
                                      Its President

                                    "AGENT" on behalf of the "HOLDERS"

                                    __________________________________